Exhibit 10.2

EXECUTION

TRUST AGREEMENT

OF

HOMEBANC MORTGAGE TRUST 2006-1

This TRUST AGREEMENT (this “Trust Agreement”), is made as of March 1, 2006, by and among (i) HMB Acceptance Corp., a Delaware corporation, as depositor (the “Depositor”), (ii) U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and (iii) Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”) (the Trustee and the Delaware Trustee together, the “Trustees”). The Depositor and the Trustees hereby agree as follows:

1. Trust. The trust created hereby shall be known as HomeBanc Mortgage Trust 2006-1 (the “Trust”), in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued and exercise all of the powers that a Delaware statutory trust may exercise under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq. (the “Statutory Trust Act”).

2. Initial Trust Estate. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustee hereby acknowledges receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under the Statutory Trust Act, and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3. Initial Beneficiary. The initial beneficiary of the Trust shall be the Depositor.

4. Duties and Liabilities of Trustees.

(a) Except as otherwise expressly required in Sections 2 or 7 of this Trust Agreement, the Trustees shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Trust’s beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustees. The Trustees shall not be liable for the acts or omissions of the Depositor or any other person who acts on behalf of the Trust nor shall the Trustees be liable for any act or omission by them in good faith in accordance with written directions of the Depositor.

(b) The Trustees accept the trusts hereby created and agree to perform their respective duties hereunder but only upon the terms of this Trust Agreement. The Trustees shall not be personally liable under any circumstances, except for their own willful misconduct or gross negligence. In particular, but not by way of limitation:

(i) The Trustees shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustees;

(ii) No provision of this Trust Agreement shall require the Trustees to expend or risk personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii) Under no circumstance shall the Trustees be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(iv) The Trustees shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

(v) In the event that the Trustee or Delaware Trustee is unsure as to the course of action to be taken by it hereunder, the Trustee or Delaware Trustee, as applicable, may request instructions from the Depositor and to the extent the Trustee or Delaware Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee or the Delaware Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

(vi) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

(vii) To the extent that, at law or in equity, the Trustees have duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

(c) The Trustees shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken or omitted to be taken by it in good faith in reliance thereon.

(d) In the exercise or administration of the trusts hereunder, the Trustees (i) may act directly or, at the expense of the Depositor, through agents or attorneys, and the Trustees shall not be liable for the default or misconduct of such attorneys or agents if such agents and attorneys shall have been selected by the Trustees in good faith, and (ii) may, at the expense of the Depositor, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

(e) Notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by the Delaware Trustee or (iii) subject the Delaware Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee, contemplated hereby.

(f) Except as expressly provided in this Section 4, in accepting and performing the trusts hereby created, the Trustees act solely as trustees hereunder and not in their individual capacity, and all persons having any claim against the Trustees by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof.

5. Compensation, Reimbursement, and Indemnification. The Depositor hereby agrees to (i) compensate the Trustees for their services hereunder in an amount separately agreed to by the Depositor and the Trustee, (ii) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of its counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct or gross negligence of such Indemnified Person. The obligations of the Depositor under this Section 5 shall survive the termination of this Trust Agreement.

6. Notice. Any notices or other communications to the Depositor or the Trustees may be delivered to the respective party at the address set forth below.

If to the Trustee:

U.S. Bank National Association

One Federal Street, Third Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/HomeBanc 2006-1

If to the Delaware Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

If to the Depositor:

HMB Acceptance Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Attention: Debra F. Watkins, EVP Capital Markets

Facsimile: (404) 705-2301

with a copy to:

HMB Acceptance Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Attention: General Counsel

Facsimile: (404) 303-4069

7. Delaware Trustee. The Delaware Trustee shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of § 3807(a) of the Statutory Trust Act.

8. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9. Counterparts. This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

10. Amendments. This Trust Agreement shall be amended and restated by the parties hereto as necessary to provide for the operation of the Trust; provided, however, that the Trustees shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Trustees. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation with respect to the operation of the Trust, all obligations of the Trustees hereunder being limited as set forth in Section 4(a).

11. Successor Trustee. Any of the Trustees may resign upon thirty days prior notice to the Depositor. If no successor has been appointed within such thirty day period, the Trustees may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee.

12. Integration. This Trust Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Declaration as of the date set forth above.

HMB ACCEPTANCE CORP., as Depositor

By:	/s/ Debra F. Watkins
Name:	Debra F. Watkins
Title:	Executive Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen R. Beard
Name:	Karen R. Beard
Title:	Vice President

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:	/s/ Janel R. Havrilla
Name:	Janel R. Havrilla
Title:	Senior Financial Services Officer